EX-99.906CERT

CERTIFICATION

      Charles W. Filson, Chief Executive Officer, and John M. Perlowski, Chief Financial Officer of Trust for Credit Unions (the “Registrant”), each certify to the best of his knowledge that:

      1.     The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2003 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

      2.     The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Trust for Credit Unions	Chief Financial Officer Trust for Credit Unions

/s/ CHARLES W. FILSON Charles W. Filson Date: May 2, 2003	/s/ JOHN M. PERLOWSKI John M. Perlowski Date: May 1, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Trust for Credit Unions and will be retained by Trust for Credit Unions and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.